UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2010

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On January 29, 2010, Royal Gold received comments from the staff of the Securities and Exchange Commission with respect to its Annual Report on Form 10-K for the year ended June 30, 2009 (the “2009 10-K Report”).  In resolution of the staff’s comments, Royal Gold agreed to revise, among other matters, its Critical Accounting Policy and Royalty Revenue recognition disclosure in the notes to its financial statements on a prospective basis, and without amending its 2009 10-K Report, as follows:

“Royalty revenue is recognized pursuant to guidance in Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition for Financial Statements and based upon amounts contractually due pursuant to the underlying royalty agreement.  Specifically, revenue is recognized in accordance with the terms of the underlying royalty agreements subject to (i) the persuasive evidence of the existence of the arrangements; (ii) the risks and rewards having been transferred; (iii) the royalty being fixed or determinable; and (iv) the collectability of the royalty being reasonably assured.  For royalty payments received in gold, royalty revenue is recorded at the average spot price of gold for the period in which the royalty was earned.

Revenue recognized pursuant to the Robinson royalty agreement is based upon 3 percent of revenue received by the operator of the mine, Quadra Mining Ltd. (“Quadra”), for the sale of minerals from the Robinson mine, reduced by certain costs incurred by Quadra.  Quadra's concentrate sales contracts with third-party smelters, in general, provide for an initial sales price payment based upon provisional assays and quoted metal prices at the date of shipment.  Final true up sales price payments to Quadra are subsequently based upon final assays and market metal prices set on a specified future date, typically one to three months after the date the concentrate arrives at the third-party smelter (which generally occurs four to five months after the shipment date from the Robinson mine).  We do not have all of the key information regarding the terms of the operator’s smelter contracts, such as the terms of specific concentrate shipments to a smelter or quantities of metal or expected settlement arrangements at the time of an operator’s shipment of concentrate.

Each monthly payment from Quadra is typically a combination of revenue received by Quadra for provisional payments during the month and any upward or downward adjustments for final assays and commodity  prices for earlier shipments.  Whether the payment to Royal Gold is based on Quadra’s revenue in the form of provisional or final payments, Royal Gold records royalty revenue and a corresponding receivable based on the monthly amounts it receives from Quadra, as determined pursuant to the royalty agreement.  The royalty contract does not provide Royal Gold with the right or the obligation to settle any final assay and commodity price adjustments with Quadra.  Therefore, once a given monthly payment is received by Royal Gold it is not subject to later adjustment based on adjustments for assays or commodity prices.  Under the royalty agreement, Quadra may include such final adjustments as a component of future royalty payments.”

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of businesses acquired.

None.

(b)           Pro forma financial information.

In connection with the prospectus supplement to be filed by Royal Gold, Inc. pursuant to Section 424 of the Securities Act of 1933, as amended, Royal Gold, Inc. (“Royal Gold”) is furnishing additional pro forma financial information.  This pro forma financial information supersedes and replaces the pro forma information that was provided on Form 8-K/A filed with the Securities and Exchange Commission on February 23, 2010; such replaced pro forma information should no longer be relied upon.  The pro forma information has been updated to reflect the periods described herein and update the preliminary purchase price allocation for the IRC transaction.  This pro forma financial information has been presented for informational purposes only.  It does not purport to project the future financial position or operating results of Royal Gold.

UNAUDITED PRO FORMA, COMBINED, CONDENSED
FINANCIAL INFORMATION OF ROYAL GOLD

On February 22, 2010, Royal Gold, through RG Exchangeco Inc. (formerly known as 7296355 Canada Ltd.), a wholly-owned Canadian subsidiary of Royal Gold (“RG Exchangeco”), acquired all of the issued and outstanding common shares of International Royalty Corporation (“IRC”), a company incorporated in Canada (the “IRC Transaction”).  The purchase price for the IRC Transaction consisted of approximately $350 million in cash, 5,234,086 shares of Royal Gold common stock (valued at $230.4 million on February 22, 2010) and 1,806,649 exchangeable shares of RG Exchangeco (valued at $79.5 million on February 22, 2010), which shares are convertible on a one-for-one basis for Royal Gold common stock.

The following unaudited pro forma combined condensed financial information for the nine-month period ended March 31, 2010 and for the fiscal year ended June 30, 2009 is presented below to show the results of operations for Royal Gold as if the IRC Transaction had occurred as of July 1, 2008.  The unaudited pro forma condensed financial information includes results of operations of IRC for the period ended February 22, 2010.

This unaudited pro forma combined condensed financial information should be read in conjunction with the selected historical financial information included in the financial statements and accompanying notes of Royal Gold. You should not rely on the unaudited pro forma combined condensed financial information as an indication of the results of operations that would have been achieved if the transaction with IRC had taken place on the dates indicated or an indication of the results of operations in the future.

The following unaudited pro forma combined condensed financial data of Royal Gold consists of Unaudited Pro Forma Condensed Statements of Operations and Comprehensive Income for the nine-months ended March 31, 2010 and for the fiscal year ended June 30, 2009 (collectively, the “Pro Forma Statements”).  IRC’s historical financial statements were prepared on a calendar year basis and in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP.  IRC’s historical results of operations used in the Pro Forma Statements have been prepared on a June 30 year end basis to conform to Royal Gold’s year end and are adjusted to and presented in accordance with U.S. GAAP.  The change to U.S. GAAP resulted in a de minimus increase in IRC’s reported net income during the fiscal year ended June 30, 2009 (there were no differences for the nine month period ended March 31, 2010).  Royal Gold’s historical financial statements are prepared in accordance with U.S. GAAP.  Effective July 1, 2009, Royal Gold changed its presentation of non-controlling interest amounts in accordance with the FASB ASC 810.  Except for presentation changes, the adoption of the new accounting standard had no impact on Royal Gold’s consolidated financial position, results of operations or cash flows.  The adoption of the new accounting standard has been reflected in all periods in the accompanying Pro Forma Statements.

Royal Gold’s management believes that, on the basis set forth herein, the Pro Forma Statements reflect a reasonable estimate of the IRC Transaction based on currently available information. The IRC Transaction qualified as a business combination which requires the allocation of the purchase price to be based upon the estimated fair value of assets acquired and liabilities assumed.  As of March 31, 2010, the Company was in the process of finalizing its assessment of the fair value of the assets acquired and liabilities assumed as part of the IRC Transaction.  Please refer to our Quarterly Report on Form 10-Q for the period ended March 31, 2010, for further information regarding the IRC Transaction.

Unaudited Pro Forma Combined Condensed Statement of Operations and Comprehensive Income
For the Year Ended June 30, 2009
(In thousands except share and per share amounts)

	Royal Gold	International Royalty	Pro Forma	Note	Pro Forma	Andacollo	Note	Pro Forma
	Historical	Historical	Adjustments	Reference	Subtotal	Adjustments	Reference	Combined Total

Royalty revenues	$73,771	$36,023	$3,465	(1)	$113,259	$—		$113,259

Costs and expenses
Costs of operations	3,551	—	6,289	(6)	9,840	—		9,840
General and administrative	7,352	6,009	—		13,361	—		13,361
Asset impairments	—	8,581	—		8,581	—		8,581
Exploration and business development	2,998	1,461	—		4,459	—		4,459
Royalty taxes	—	6,289	(6,289)	(6)	—	—		—
Depreciation, depletion and amortization	32,578	16,265	1,525	(1),(3)	50,368	—		50,368
Severance and acquisition related costs	—	6,708	—		6,708			6,708
Total costs and expenses	46,479	45,313	1,525		93,317	—		93,317

Operating income (loss)	27,292	(9,290)	1,940		19,942	—		19,942
	—	—
Gain on royalty restructuring	33,714	—	—		33,714	—		33,714
Foreign currency gain (loss)	—	3,153	—		3,153	—		3,153
Unrealized gain on fair market value of foreign currency contract	—	833	—		833	—		833
Interest and other income	3,192	121	—		3,313	—		3,313
Interest and other expense	(984)	(3,243)	(6,503)	(2)	(10,730)	—		(10,730)
Income (loss) before income taxes	63,214	(8,426)	(4,563)		50,225	—		50,225

Income tax (expense) benefit	(21,857)	3,621	2,313	(5)	(15,923)	—		(15,923)
Net income (loss)	41,357	(4,805)	(2,250)		34,302	—		34,302
Less: Net income attributable to non-controlling interests	(3,009)	—	(2,045)	(1)	(5,054)	—		(5,054)
Net income (loss) attributable to controlling interest	$38,348	$(4,805)	$(4,295)		$29,248	$—		$29,248

Net income (loss)	$41,357	$(4,805)	$(2,250)		$34,302	$—		$34,302
Adjustments to comprehensive income (loss), net of tax
Unrealized change in market value of available for sale securities	(145)	(173)	—		(318)	—		(318)
Comprehensive income (loss)	$41,212	$(4,978)	$(2,250)		$33,984	$—		$33,984
Comprehensive income attributable to non-controlling interest	(3,009)	—	(2,045)	(1)	(5,054)	—		(5,054)
Comprehensive income (loss) attributable to controlling interest	$38,203	$(4,978)	$(4,295)		$28,930	$—		$28,930

Net income (loss) per share attributable to controlling interest:
Basic earnings (loss) per share	$1.09	$(0.06)			$0.69			$0.67

Basic weighted average shares outstanding	35,337,133	78,480,356	7,040,735	(4)	42,377,868	1,204,136	(7)	43,582,004

Diluted earnings (loss) per share	$1.07	$(0.06)			$0.68			$0.66

Diluted weighted average shares outstanding	35,789,076	78,480,356	7,040,735	(4)	42,829,811	1,204,136	(7)	44,033,947

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Statement of Operations and Comprehensive Income

For the Nine Months Ended March 31, 2010
(In thousands except share and per share amounts)

	Royal Gold	International Royalty	Pro Forma	Note	Pro Forma	Andacollo	Note	Pro Forma
	Historical	Historical	Adjustments	Reference	Subtotal	Adjustments	Reference	Combined Total

Royalty revenues	$95,895	$14,975	$1,181	(1)	$112,051	$—		$112,051

Costs and expenses
Costs of operations	4,733	—	2,066	(6)	6,799	—		6,799
General and administrative	8,611	6,357	—		14,968	—		14,968
Exploration and business development	2,487	1,663	—		4,150	—		4,150
Royalty taxes	—	2,066	(2,066)	(6)	—	—		—
Depreciation, depletion and amortization	36,180	5,257	1,091	(1),(3)	42,528	—		42,528
Severance and acquisition related costs	19,161	6,493	—		25,654	—		25,654
Total costs and expenses	71,172	21,836	1,091		94,099	—		94,099

Operating income (loss)	24,723	(6,861)	90		17,952	—		17,952

Foreign currency gain (loss)	—	(3,495)	—		(3,495)	—		(3,495)
Unrealized gain on fair market value of foreign currency contract	—	2,847	—		2,847	—		2,847
Interest and other income	2,158	62	—		2,220	—		2,220
Interest and other expense	(1,730)	(2,704)	(4,335)	(2)	(8,769)	—		(8,769)
Income (loss) before income taxes	25,151	(10,151)	(4,245)		10,755	—		10,755

Income tax (expense) benefit	(10,606)	(8,548)	1,777	(5)	(17,377)	—		(17,377)
Net income (loss)	14,545	(18,699)	(2,468)		(6,622)	—		(6,622)
Less: Net income attributable to non-controlling interests	(3,558)	—	(831)	(1)	(4,389)	—		(4,389)
Net income (loss) attributable to controlling interest	$10,987	$(18,699)	$(3,299)		$(11,011)	$—		$(11,011)

Net income (loss)	$14,545	$(18,699)	$(2,468)		$(6,622)	$—		$(6,622)
Adjustments to comprehensive income (loss), net of tax
Unrealized change in market value of available for sale securities	93	34	—		127	—		127
Comprehensive income (loss)	$14,638	$(18,665)	$(2,468)		$(6,495)	$—		$(6,495)
Comprehensive income attributable to non-controlling interest	(3,558)	—	(831)	(1)	(4,389)	—		(4,389)
Comprehensive income (loss) attributable to controlling interest	$11,080	$(18,665)	$(3,299)		$(10,884)	$—		$(10,884)

Net income (loss) per share attributable to controlling interest:
Basic earnings (loss) per share	$0.26	$(0.22)			$(0.23)			$(0.22)

Basic weighted average shares outstanding	41,825,974	85,936,648	7,040,735	(4)	48,866,709	1,204,136	(7)	50,070,845

Diluted earnings (loss) per share	$0.26	$(0.22)			$(0.22)			$(0.22)

Diluted weighted average shares outstanding	42,118,943	85,936,648	7,040,735	(4)	49,159,678	1,204,136	(7)	50,363,814

See accompanying notes to unaudited pro forma combined condensed financial statements.

The following adjustments have been reflected in the Pro Forma Statements:

(1)   To record the non-controlling interest in the mineral properties acquired.

(2)   To record interest on $125 million of floating-rate borrowings under Royal Gold’s current credit facility and $100 million of floating-rate borrowings made available under a new term loan which was entered into with HSBC Bank USA, National Association (“HSBC Bank”), on January 21, 2010, (0.25% as of February 22, 2010) plus 2.25%.  The interest expense includes the amortization of the estimated related debt issuance costs.  If the floating-rates on this debt changed by 1/8%, the annual effect to interest expense would be approximately $0.3 million.

(3)   To record additional depreciation, depletion and amortization on the acquired royalty interests and the acquired non-controlling interest, resulting from the step-up of carrying value of the royalty interests to fair value in purchase accounting times the production during the respective periods. The additional depreciation, depletion and amortization was calculated by comparing depreciation, depletion and amortization using rates based on the stepped-up carrying values under the units-of-production method to actual depreciation, depletion and amortization for the same periods using historical rates. The impact to depreciation, depletion and amortization expense for a $10 million change in the carrying values of the acquired royalty interests would be approximately $0.7 million and $0.1 million for the year ended June 30, 2009 and the nine months ended March 31, 2010, respectively.

(4)   To give effect to the issuance of 7,040,735 shares of Royal Gold common stock to acquire IRC on February 22, 2010.  The value of Royal Gold common stock was $44.01 on February 22, 2010.

(5)   To record the tax benefits for the increased expenses discussed in Notes 2 and 3 using the statutory tax rate of 35%.

(6)   To reclassify certain historical amounts to conform to the Royal Gold presentation.

(7)   To give effect to the issuance of 1,204,136 shares of Royal Gold common stock to acquire the Andacollo Royalty on January 25, 2010.  The value of Royal Gold common stock was $44.37 on January 25, 2010.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed herein include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections contained herein. Such forward-looking statements include statements regarding future royalty revenues and financial results. Pro forma financial information is not an indication of financial performance in the future.  Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions, as well as other factors described in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

(c)           Shell company transactions.

None.

(d)           Exhibits.

23.1         Consent of PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

	By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President & Corporate Secretary

Dated: June 21, 2010

Exhibit Index

Exhibit No.

23.1	Consent of PricewaterhouseCoopers LLP.